UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 16, 2006

PETCO ANIMAL SUPPLIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23574	20-2148979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9125 Rehco Road

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 453-7845

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 16, 2006, PETCO Animal Supplies, Inc. (the “Company”) issued a press release regarding its financial results for the fourth fiscal quarter and fiscal year 2005 ended January 28, 2006. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. Such information shall not be incorporated by reference in any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On March 16, 2006, the Company also announced that its Board of Directors approved a share repurchase program under which it may purchase up to $100 million of its outstanding common stock. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by PETCO Animal Supplies, Inc. on March 16, 2006 regarding quarterly and fiscal year financial results.

99.2	Press release issued by PETCO Animal Supplies, Inc. on March 16, 2006 regarding share repurchase program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 16, 2006	PETCO ANIMAL SUPPLIES, INC.

	By:	/s/ RODNEY CARTER
Rodney Carter Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by PETCO Animal Supplies, Inc. on March 16, 2006 regarding quarterly and fiscal year financial results.

99.2	Press release issued by PETCO Animal Supplies, Inc. on March 16, 2006 regarding share repurchase program.

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